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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                    FORM 8-A
                            REGISTRATION STATEMENT


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 -------------

                             RADIANT SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)



          GEORGIA                                      11-2749765
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)



                         1000 ALDERMAN DRIVE, SUITE A
                           ALPHARETTA, GEORGIA 30202
                           TELEPHONE: (770) 772-3000
         (Address, including zip code, of principal executive offices)

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IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS
EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(c)(1), PLEASE CHECK THE FOLLOWING BOX. [_]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(c)(2), PLEASE CHECK THE FOLLOWING BOX. [_]

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
      -------------------                 ------------------------------


             None                                      None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                TITLE OF CLASS
                                --------------

                     Common Stock, no par value per share
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Common Stock, no par value per share, included under the caption "Description of Capital Stock" in the Preliminary Prospectus dated January 17, 1997 contained in the Registration Statement on Form S-1 of the Registrant (File No. 33-17723) filed with the Securities and Exchange Commission (the "Commission") on December 12, 1996, as amended, is hereby incorporated by reference. In addition, the description of the Common Stock, no par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

ITEM 2.  EXHIBITS

     EXHIBIT NO.       DESCRIPTION
     -----------       -----------

     3(i)*             Amended and Restated Articles of Incorporation of Radiant
                       Systems, Inc.

     3(ii)*            Amended and Restated Bylaws of Radiant Systems, Inc.

     4.1* Form of certificate representing shares of Common Stock of Radiant Systems, Inc.
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* Incorporated by reference to the respective exhibit to the Registration
  Statement on Form S-1 (File No. 33-17723) of Radiant Systems, Inc., previously filed with the Commission.

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       RADIANT SYSTEMS, INC.

                                       By: /s/ John H. Heyman
                                           ------------------------------------
                                               John H. Heyman

                                       Its: Executive Vice President and Chief
                                            Financial Officer
Date:  January 27, 1997


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